SECOND AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS SECOND AMENDMENT dated as of October 16, 2015, to the Fund Administration Servicing Agreement, dated as of April 28, 2011, as amended June 30, 2013 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the “Trust”) on behalf of its series, the M.D. Sass Funds (the “Funds”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the list of funds of the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement on behalf of the series; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Amended Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANCORP FUND SERVICES, LLC
By: /s/ John Buckel____________________	By: /s/ Michael R. McVoy___________
Name: John Buckel	Name: Michael R. McVoy
Title: Executive Vice President	Title: President

Amended Exhibit A to the to the Fund Administration Servicing Agreement –
Trust for Professional Managers – M.D. Sass

Fund Names

Name of Series	Date Added
M.D. Sass Short Term U.S. Government Agency Income Fund
M.D. Sass Equity Income Plus Fund	on or after June 20, 2013

Amended Exhibit B to the Trust for Professional Managers Fund Administration Servicing Agreement – M.D. Sass

FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE at October, 2015
Annual Fee Based Upon Average Net Assets Per Fund*
       _____ basis points on the first $_____
       _____ basis points on the next $_____
       _____ basis points on the balance
Minimum annual fee:  $_____ per fund Note 1

▪ Additional fee of $_____ for each additional class Note 1
▪ Additional fee of $_____ per manager/sub-advisor per fund Note 1
Services Included in Annual Fee Per Fund
▪ Daily Performance Reporting
▪ Advisor Information Source Web Portal
▪ USBFS Legal Administration (e.g., registration statement update)

* Note 1 – Effective 10/1/2015, a fee concession of 20% for Fund Administration and Fund Accounting will be in place for the M.D. Sass Short Term U.S. Government Agency income Fund (formerly the M.D. Sass 1-3 Year Duration U.S. Agency Bond Fund) for a period of no more than three years OR until the Fund begins operating below its expense cap.  Fees that are to receive the concession have been noted.

Third Party Administrative Data Charges (descriptive data for each security)
▪ $_____ / per security per month for fund administrative data

CCO Annual Fees (Per Advisor Relationship/Fund)*
▪ $_____ /fund (subject to change based on Board review and approval)
▪ $_____ / sub-advisor per fund

Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services
Available but not included above are the following services – Daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board materials, and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Amended Exhibit B (continued) to the Trust for Professional Managers Fund Administration Servicing Agreement – M.D. Sass

FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES SUPPLEMENTAL SERVICES - FEE SCHEDULE at October, 2015
Annual Legal Administration (INCLUDED IN ANNUAL FEE)
Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:
▪ _____ basis point on assets
▪ $_____ additional minimum

Additional Services (NOT INCLUDED IN ANNUAL FEE)
▪ New fund launch – as negotiated based upon specific requirements
▪ Subsequent new fund launch – $_____ /project
▪ Subsequent new share class launch – $_____ /project
▪ Multi-managed funds – as negotiated based upon specific requirements
▪ Proxy – as negotiated based upon specific requirements
Daily Compliance Services (Charles River)
▪ Base fee – $_____ /fund per year
▪ Setup – $_____ /fund group
▪ Data Feed  – $_____ /security per month
Section 15(c) Reporting
▪ $_____ /fund per report – first class
▪ $_____ /additional class report
Equity Attribution
▪ $_____ first user
▪ $_____ 2nd user
▪ $_____ thereafter
▪ Plus, $_____ - $_____ annually
Electronic Board Materials
▪ USBFS will establish a unique client board URL and load/maintain all fund board book data for the main fund board meetings and meetings for up to two separate committees
▪ Up to 10 non-USBFS users including advisor, legal, audit, etc.
▪ Complete application, data and user security – data encryption and password protected
▪ On-line customized board materials preparation workflow
▪ Includes web-based and local/off-line versions
▪ Includes complete initial and ongoing user training
▪ Includes 24/7/365 access via toll free number
▪ Includes remote diagnostics for each user, including firewall and network issues
▪ Triple server backup / failover
Annual Fee
▪ $_____ /year (includes 10 external users)
▪ $_____ /year per additional user
▪ $_____ implementation/setup fee
Daily Pre- and Post-Tax Performance Reporting (INCLUDED IN ANNUAL FEE)
▪ Performance Service – $_____ /CUSIP per month
▪ Setup – $_____ /CUSIP
▪ Conversion – quoted separately
▪ FTP Delivery – $_____ setup /FTP site
Advisor Information Source Web Portal (INCLUDED IN ANNUAL FEE)
▪ $_____ /fund per month
▪ Specialized projects will be analyzed and an estimate will be provided prior to work being performed

(Signatures on the following page)

Amended Exhibit B (continued) to the Trust for Professional Managers Fund Administration Servicing Agreement – M.D. Sass

Advisor's signature below acknowledges approval of the two pages of fund administration fees on
This Amended Exhibit B

By: M.D. Sass Investors Services, Inc.

Name: /s/ Bobby Liu

Title: COO & GC  Date: 11/16/15

Advisor’s signature below acknowledged approval of the two pages of fund administration fees on this Amended Exhibit B.

By: M.D. Sass LLC

Name: /s/ Bobby Liu

Title: COO & GC  Date: 11/16/15